EXHIBIT 5.1

THE YOCCA LAW FIRM LLP LAWYERS 19900 MACARTHUR BOULEVARD SUITE 650 IRVINE, CALIFORNIA 92612 November 28, 2005	TELEPHONE (949) 253-0800 Extension 233 FACSIMILE (949) 253-0870

DPAC Technologies Corp.

7321 Lincoln Way

Garden Grove, California 92841

RE:	DPAC Technologies Corp., a California corporation (the “Company”)

Registration Statement on Form S-4, Commission File No. 333-129532

(the “Registration Statement”)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement filed by the Company with the Securities and Exchange Commission on November 7, 2005, as amended, in connection with the registration under the Securities Act of 1933, as amended, of up to 69,363,102 shares of authorized and outstanding common stock, no par value (the “Common Stock”) of the Company, to be issued by the Company to (a) the shareholders of QuaTech, Inc., an Ohio corporation (“QuaTech”), upon consummation of the merger (the “Merger”) pursuant to the Agreement and Plan of Reorganization, dated as of April 26, 2005 by and among Company, DPAC Acquisition Sub, Inc., an Ohio corporation and wholly owned subsidiary of the Company (“Merger Sub”) and QuaTech (the “Merger Agreement”), as amended; (b) Development Capital Ventures LP upon conversion under a Convertible Term Note dated August 9, 2005 and pursuant to an accompanying Bridge Loan and Escrow Agreement dated August 9, 2005; and (c) The Yocca

The Yocca Law Firm LLP	- 2 -	November 28, 2005

DPAC Technologies Corp. Re: Registration Statement on Form S-4: Commission File No. 333-129532

Law Firm LLP, at the Company’s election upon conversion of a promissory note. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock.

In rendering the opinion set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action and have been executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

The Yocca Law Firm LLP	- 3 -	November 28, 2005

DPAC Technologies Corp. Re: Registration Statement on Form S-4: Commission File No. 333-129532

Based upon the foregoing, subject to the assumptions and limitations herein, it is our opinion that the Common Stock, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement, has been duly authorized and is validly issued, fully paid and non-assessable.

Our opinions herein are limited to the effect on the subject transaction of United States federal law and the law of the State of California. We assume no responsibility regarding the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of to our firm name contained under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ The Yocca Law Firm LLP

THE YOCCA LAW FIRM LLP